Exhibit 10.2

SUBORDINATION AGREEMENT

(Payments Permitted)

THIS AGREEMENT is entered into by and among TDI HOLDINGS, INC. and TIMBERLINE DRILLING, INCORPORATED ("Borrower"), TIMBERLINE RESOURCES CORPORATION ("Creditor"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

A.

Borrower is indebted to Creditor, and Borrower proposes to obtain credit or has obtained credit from Bank; and

B.

Bank has indicated that it will extend or continue credit to Borrower if certain conditions are met, including without limitation, the requirement that Creditor execute this Agreement.

NOW, THEREFORE, as an inducement to Bank to extend or continue credit and for other valuable consideration, the parties hereto agree as follows:

1.

INDEBTEDNESS SUBORDINATED.  Creditor subordinates all Indebtedness now or at any time hereafter owing from Borrower to Creditor ("Junior Debt") to all Indebtedness now or at any time hereafter owing from Borrower to Bank ("Senior Debt").  Creditor irrevocably consents and directs that all Senior Debt shall be paid in full in cash or other immediately available funds prior to Borrower making any payment on any Junior Debt, except such payments as are expressly permitted by this Agreement.  Creditor will, and Bank is authorized in the name of Creditor from time to time to, execute and file such financing statements and other documents as Bank may require in order to give notice to other persons and entities of the terms and provisions of this Agreement.  As long as this Agreement is in effect, Creditor will not take any action or initiate any proceedings, judicial or otherwise, to enforce Creditor's rights or remedies with respect to any Junior Debt, including without limitation, any action to enforce remedies with respect to any collateral securing any Junior Debt or to obtain any judgment or prejudgment remedy against Borrower or any such collateral.

2.

INDEBTEDNESS DEFINED.  The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Borrower may be liable individually or jointly with others, including without limitation, obligations and liabilities arising from notes, repurchase agreements and trust receipts, and any and all interest and other amounts thereon which may accrue subsequent to Borrower becoming subject to any state or federal debtor-relief statute.

3.

RESTRICTION OF PAYMENT OF JUNIOR DEBT; DISPOSITION OF PAYMENTS RECEIVED BY CREDITOR.  Borrower will not make, and Creditor will not accept or receive, any payment or benefit in cash, by setoff or otherwise, directly or indirectly, on account of principal, interest or any other amounts owing on any Junior Debt, except such payments as are expressly permitted herein.  Borrower is permitted to make and Creditor to receive (i) all scheduled payments of principal and interest on that certain promissory note executed by

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Borrower and payable to Creditor, or its order, dated as of November 9, 2011, in the principal amount of $1,350,000.00 (as amended, modified, renewed, extended or replaced, the "Note"), (ii) all contemplated payments under that certain Drilling Services Agreement by and between Borrower and Creditor, dated as of November 9, 2011 (the “DSA”), and (iii) payment of any Excess Working Capital, as defined in that certain Stock Purchase Agreement by and between Borrower and Creditor, dated as of October 25, 2011 (the “SPA”); provided however, that (a) Borrower shall not make, nor Creditor receive, any prepayment or accelerated payment on the Note or under the DSA, (b) all scheduled or contemplated payments under the Note, DSA and SPA permitted hereunder shall be pursuant to the Note, DSA or SPA in existence as of the date hereof, with any future amendments, modifications, renewals, extensions or replacments of the Note, DSA or SPA that would alter such payments to be subject to Bank’s prior written approval in order to be deemed permitted payments hereunder, and (c) no payment contemplated by the Note, DSA, or SPA shall be made by Borrower, or received by Creditor, after notice from Bank to Creditor that a default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute a default, has occurred under the terms of any Senior Debt.  If any payment is made in violation of this Agreement, Creditor shall promptly deliver the same to Bank in the form received, with any endorsement or assignment necessary for the transfer of such payment or amounts setoff from Creditor to Bank, to be either (in Bank's sole discretion) held as cash collateral securing the Senior Debt or applied in reduction of the Senior Debt in such order as Bank shall determine, and until so delivered, Creditor shall hold such payment in trust for and on behalf of, and as the property of, Bank.

4.

DISPOSITION OF EVIDENCE OF INDEBTEDNESS.  If there is any existing promissory note or other evidence of any of the Junior Debt, including the Note, or if any promissory note or other evidence of Indebtedness is executed at any time hereafter with respect thereto, then Borrower and Creditor will mark the same with a legend stating that it is subject to this Agreement, and if asked to do so, will deliver the same to Bank.  Creditor shall not, without Bank's prior written consent, assign, transfer, hypothecate or otherwise dispose of any claim it now has or may at any time hereafter have against Borrower at any time that any Senior Debt remains outstanding and/or Bank remains committed to extend any credit to Borrower, except with respect to an assignment or transfer by Creditor to another entity that assumes all of Creditor’s obligations hereunder in an agreement in form and substance satisfactory to Bank, and in such case, only (i) so long as the control of, and decision making over, such entity is held exclusively by Creditor or (ii) in connection with a transaction pursuant to which such entity obtains the exclusive control of, and decision making over, Creditor.

5.

AGREEMENT TO BE CONTINUING; APPLIES TO BORROWER'S EXISTING INDEBTEDNESS AND ANY INDEBTEDNESS HEREAFTER ARISING.  This Agreement shall be a continuing agreement and shall apply to any and all Indebtedness of Borrower to Bank or Creditor now existing or hereafter arising, including any Indebtedness arising under successive transactions, related or unrelated, and notwithstanding that from time to time all Indebtedness theretofore existing may have been paid in full.

6.

TERMINATION BY CREDITOR.  Creditor may, to the extent provided herein, terminate this Agreement by delivering written notice to Bank.  Any such notice must be sent to Bank by registered U.S. mail, postage prepaid, addressed to its office at Inland Northwest RCBO, 601 West 1st Avenue Suite 900, Spokane, Washington 99201, or at such other address as Bank shall from time to time designate.  If such notice is received by Bank, this Agreement shall terminate as of the date of receipt, except that the obligations of Creditor and the rights of Bank hereunder shall continue with respect to all Senior Debt which existed at the time of Bank's receipt of such notice, or thereafter arose pursuant to any agreement to extend credit by which Bank is bound at the time of its receipt of such notice, and any extensions, renewals or modifications of any such then existing or committed Senior Debt, including without limitation,

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modifications to the amount of principal or interest payable on any Senior Debt and the release of any security for or any guarantors of all or any portion of any Senior Debt.

7.

REPRESENTATIONS AND WARRANTIES; INFORMATION.  Borrower and Creditor represent and warrant to Bank that: (a) no interest in the Junior Debt has been assigned or otherwise transferred to any person or entity; (b) payment of the Junior Debt has not been heretofore subordinated to any other creditor of Borrower; and (c) Creditor has the requisite power and authority to enter into and perform its obligations under this Agreement.  Creditor further represents and warrants to Bank that Creditor has established adequate, independent means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition.  Creditor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Creditor's risks hereunder, and Creditor agrees that Bank shall have no obligation to disclose to Creditor information or material about Borrower which is acquired by Bank in any manner.  Bank may, at Bank's sole option and without obligation to do so, disclose to Creditor any information or material relating to Borrower which is acquired by Bank by any means, and Borrower hereby agrees to and authorizes any such disclosure by Bank.

8.

TRANSFER OF ASSETS OR REORGANIZATION OF BORROWER.  If any petition is filed or any proceeding is instituted by or against Borrower under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, or any other or similar law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or generally affecting creditors' rights, or seeking the appointment of a receiver, trustee, custodian or liquidator of or for Borrower or any of its assets, any payment or distribution of any of Borrower's assets, whether in cash, securities or any other property, which would be payable or deliverable with respect to any Junior Debt, shall be paid or delivered to Bank until all Senior Debt is paid in full in cash or other immediately available funds.  Creditor grants to Bank the right to enforce, collect and receive any such payment or distribution and to give releases or acquittances therefor, and Creditor authorizes Bank as its attorney-in-fact to vote and prove the Junior Debt in any of the above-described proceedings or in any meeting of creditors of Borrower relating thereto.

9.

OTHER AGREEMENTS; NO THIRD PARTY BENEFICIARIES.  Bank shall have no direct or indirect obligations to Creditor of any kind with respect to the manner or time in which Bank exercises (or refrains from exercising) any of its rights or remedies with respect to the Senior Debt, Borrower or any of Borrower's assets.  Creditor understands that there may be various agreements between Bank and Borrower evidencing and governing the Senior Debt, and Creditor acknowledges and agrees that such agreements are not intended to confer any benefits on Creditor.  Creditor further acknowledges that Bank may administer the Senior Debt and any of Bank's agreements with Borrower in any way Bank deems appropriate, without regard to Creditor or the Junior Debt.  Creditor waives any right Creditor might otherwise have to require a marshalling of any security held by Bank for all or any part of the Senior Debt or to direct or affect the manner or timing with which Bank enforces any of its security.  Nothing in this Agreement shall impair or adversely affect any right, privilege, power or remedy of Bank with respect to the Senior Debt, Borrower or any assets of Borrower, including without limitation, Bank's right to:  (a) waive, release or subordinate any of Bank's security or rights; (b) waive or ignore any defaults by Borrower; and/or (c) restructure, renew, modify or supplement the Senior Debt, or any portion thereof, or any agreement with Borrower relating to any Senior Debt.  All rights, privileges, powers and remedies of Bank may be exercised from time to time by Bank without notice to or consent of Creditor.

10.

BREACH OF AGREEMENT BY BORROWER OR CREDITOR.  In the event of any breach of this Agreement by Borrower or Creditor, then and at any time thereafter Bank shall have the right to declare immediately due and payable all or any portion of the Senior Debt

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without presentment, demand, notice of nonperformance, protest, notice of protest or notice of dishonor, all of which are hereby expressly waived by Borrower and Creditor.  No delay, failure or discontinuance of Bank in exercising any right, privilege, power or remedy hereunder shall be deemed a waiver of such right, privilege, power or remedy; nor shall any single or partial exercise of any such right, privilege, power or remedy preclude, waive or otherwise affect the further exercise thereof or the exercise of any other right, privilege, power or remedy.  Any waiver, permit, consent or approval of any kind by Bank with respect to this Agreement must be in writing and shall be effective only to the extent set forth in such writing.

11.

LIQUIDATED DAMAGES.  Inasmuch as the actual damages which could result from a breach by Creditor of its duties under this Agreement are uncertain and would be impractical or extremely difficult to fix, Creditor shall pay to Bank, in the event of any such breach by Creditor, as liquidated and agreed damages, and not as a penalty, all sums received by Creditor in violation of this Agreement on account of the Junior Debt, which sums represent a reasonable endeavor to estimate a fair compensation for the foreseeable losses that might result from such a breach.

12.

COSTS, EXPENSES AND ATTORNEYS' FEES.  If any party hereto institutes any arbitration or judicial or administrative action or proceeding to enforce any provisions of this Agreement, or alleging any breach of any provision hereof or seeking damages or any remedy, the losing party or parties shall pay to the prevailing party or parties all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of such prevailing party's in-house counsel), expended or incurred by the prevailing party or parties in connection therewith, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower, Creditor or any other person or entity.

13.

SUCCESSORS; ASSIGNS; AMENDMENT.  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties.  This Agreement may be amended or modified only in writing signed by all parties hereto.

14.

OBLIGATIONS JOINT AND SEVERAL; CONSTRUCTION.  If this Agreement is executed by more than one Creditor, it shall bind them jointly and severally.  All words used herein in the singular shall be deemed to have been used in the plural where the context so requires.

15.

SEVERABILITY OF PROVISIONS.  If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Agreement.

16.

GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

17.

ARBITRATION.

(a)

Arbitration.  The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract

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or otherwise, in any way arising out of or relating to this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination.

(b)

Governing Rules.  Any arbitration proceeding will (i) proceed in a location in Washington selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”).  If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)

No Waiver of Provisional Remedies, Self-Help and Foreclosure.  The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding.  This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d)

Arbitrator Qualifications and Powers.  Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00.  Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State of Washington or a neutral retired judge of the state or federal judiciary of Washington, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of Washington and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Washington Rules of Civil Procedure or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The

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institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)

Discovery.  In any arbitration proceeding, discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

(f)

Class Proceedings and Consolidations.  No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed this Agreement or any other contract, instrument or document relating to any Indebtedness, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)

Payment Of Arbitration Costs And Fees.  The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)

Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control.  This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of November 9, 2011.

BORROWER:

BANK:

WELLS FARGO BANK,

TDI HOLDINGS, INC.

  NATIONAL ASSOCIATION

By: __/s/ Martin Lanphere________

By: __/s/ Daniel Adams______

      Martin Lanphere, President

      Daniel G. Adams, Vice President

By: _/s/ John Swallow___________

      John Swallow, Vice President

By: _/s/ Lewis Walde____________

       Lewis Walde, Vice President, Treasurer, Secretary

TIMBERLINE DRILLING, INCORPORATED.

By: __/s/ Martin Lanphere________

       Martin Lanphere, President

By: _/s/ John Swallow___________

      John Swallow, Vice President, Secretary

By: _/s/ Lewis Walde____________

      Lewis Walde, Vice President, Treasurer

CREDITOR:

TIMBERLINE RESOURCES CORPORATION

By: __/s/ Paul Dircksen__________

       Paul E. Dircksen, Chief Executive Officer

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